EXHIBIT 99.10


FOR IMMEDIATE RELEASE

BLACK WARRIOR WIRELINE CORP. ANNOUNCES CLOSING OF $40 MILLION CREDIT FACILITY WITH GE CAPITAL

WEDNESDAY, SEPTEMBER 19, 2001


         Columbus, Mississippi. Black Warrior Wireline Corp. (OTCBB-BWWL) ("Black Warrior" or the "Company") today reported the closing on Friday, September 14, 2001, of a $40 million credit facility with GE Capital. Secured by a first lien upon the Company's assets, with the exception of real estate, the facility includes a $17 million term loan, a $15 million revolving credit facility, and an $8 million capital expenditure ("capex") facility.

         The new three-year facility replaces the Company's senior debt with Coast Business Credit ("CBC"). Management noted that, while the CBC loan provided a much-needed bridge financing enabling the Company to benefit from the improvement in the oil and gas well services industry, the GE Capital facility is believed by management to be a superior facility. This facility is intended to provide greater resources at lower effective borrowing costs and with a greater degree of flexibility. Management believes that this improved borrowing facility will enable the Company to take better advantage of the current strong demand in the oilfield service sector. Particularly, the $8 million capex facility will give the Company the ability, subject to market conditions, to acquire additional operating assets or evaluate potential strategic acquisitions.


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         The Company's management believes that, with the Company's improved operating results during the current year, the new loan facility resolves the Company's previous lack of liquidity and working capital deficiency, which were issues addressed in the audit report on the Company's financial statements for the year ended December 31, 2000.

         Contemporaneously with the transaction, the Company has either entered into agreements with the current holders of its $7.0 million outstanding subordinated debt extending the term of such debt to December 31, 2004 and waiving any prior defaults or made provision for the repayment of such debt. The Company also repaid its indebtedness to Bendover Company and settled the related litigation.

         William L. Jenkins, President and CEO, commented, "Black Warrior is very pleased to have this excellent banking facility with a strong lending partner. The GE Capital facility will further enhance the Company's plans for greater expansion and market penetration during the last quarter of 2001 and all of 2002."

         Black Warrior is an oil and gas service company providing various services to oil and gas well operators primarily in the United States and in the Gulf of Mexico. The Company's principal lines of business include (a) wireline services, and (b) directional oil and gas well drilling activities, including surveying services. It is headquartered in Columbus, Mississippi. Additional information may be obtained by contacting Ron Whitter at 936-442-2442.


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CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995.

                  With the exception of historical matters, the matters discussed in this press release are "forward-looking statements" as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company intends that the forward-looking statements made herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Forward-looking statements made herein include, but are not limited to, the Company's plans and objectives relating to its products and services, its future economic performance, its ability to generate and improve revenues and attain and maintain future profitability and cash flow, the Company's ability to realize projected revenue levels and improved operating results through 2001 and into 2002, the adequacy for the future of its working capital and financial liquidity, the stability and the continuation of the current level of prices for oil and natural gas, pricing in the oil and gas services industry and the willingness of customers to commit for oil and natural gas well services, the ability of the Company to acquire and integrate successfully into its operations any additional operating assets or strategic acquisitions, the ability of the Company to realize the expected benefits as a result of the refinancing of the Coast loan facility, and its ability to maintain compliance with the covenants of its various loan documents and other agreements pursuant to which debt securities have been or will be issued and obtain waivers of covenant breaches when required. The inability of the Company to meet these plans and objectives or the consequences on the Company from adverse developments in general economic conditions, national and international events, adverse developments in the oil and gas industry or in the oil and gas service sector of the industry and reduced demand for the Company's services , declines and fluctuations in the prices for oil and natural gas, any material declines in those market prices, the Company's inability to realize benefits from the refinancing of the Coast loan facility, a renewed liquidity or working capital shortage, and other risk factors could have a material adverse effect on the Company. The Company cautions readers that these and other risk factors could cause the Company's actual results, and financial condition to differ materially from those expressed in any forward-looking statements made by the Company and could adversely affect the Company's financial condition and its ability to pursue its business strategy and plans.